EXHIBIT 24.1
ANHEUSER-BUSCH COMPANIES, INC.
POWER OF ATTORNEY
     Each of the undersigned directors and officers of Anheuser-Busch Companies, Inc., a Delaware corporation (the “Company”), hereby appoints Gary Rutledge and Thomas Larson and each of them acting singly the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the deregistration of all shares of common stock registered and unsold pursuant to Registration Statement No. 333-150387; this authorization to include the authority to sign the name of each of the undersigned in the capacities indicated below to the said proposed Registration Statement and to any amendments to said Registration Statement.
     IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of November 25, 2008.

/s/DAVID PEACOCK	/s/DAVID ALMEIDA
David Peacock	David Almeida
President and Director	Vice President, Finance
(Principal Executive Officer)	(Principal Financial Officer)

/s/JOHN F. KELLY

John F. Kelly
Vice President and Controller
(Principal Accounting Officer)

/s/GARY RUTLEDGE

Gary Rutledge
Director